                                                                   Exhibit 10.42


                            ASSET PURCHASE AGREEMENT




                                      Among





                             James and Norma Fosgate

                                       and

                              Rockford Corporation







                           Dated: September 21, 2000



Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement is among James and Norma Fosgate ("Fosgate") and Rockford Corporation ("Rockford"). In consideration of the mutual covenants and agreements in this Agreement, Fosgate and Rockford agree as follows:

1.       BACKGROUND AND DEFINITIONS.

         1.1 Rockford Business. Rockford manufactures and sells car, home, and professional audio products.

         1.2 Asset Sale. Fosgate desires to sell, and Rockford desires to purchase (a) the names "Fosgate-Audionics" and "Audionics" and any federal or state registrations relating to these names (the "Names") and (b) all of the goodwill associated in any way with the Names (the "Goodwill"and, together with the Names the "Assets").

         1.3 Purpose. The purpose of this Agreement is to state the terms of Fosgate's agreement to sell, and Rockford's agreement to purchase, the Assets.

         1.4      Definitions. In this Agreement:

                  Agreement means this Asset Purchase Agreement and each of the Schedules and certificates delivered with this Agreement. The Schedules and certificates are a part of this Agreement;

                  Assets means the Assets described in Section 1.2;

                  Business means the manufacture and sale of car, professional, and home audio equipment, products, and accessories;

                  Closing means the consummation of the transactions contemplated by this Agreement.

                  Closing Date means the day on which the Closing actually takes place;

                  Contract means any contract, indenture, mortgage or deed of trust, lease, guaranty, insurance policy, bond, license, instrument, understanding, obligation, or other agreement;

                  Encumbrance means any mortgage, pledge, lien, claim, charge, security interest, restriction, or other encumbrance;

                  Government means any legislature, executive, department, administrative agency, municipality, subdivision, instrumentality, or other authority of the United States, any state, or any foreign country;
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                  Information means information supplied to Rockford by Fosgate under this Agreement;

                  Law means any law, statute, ordinance, rule, regulation, order, judgment, injunction, or decree;

                  Fosgate means James and Norma Fosgate;

                  Order means any order, decree, decision, injunction, finding, or judgment;

                  Permits means all approvals, permits, licenses, filings, registrations, certificates, orders, authorizations, qualifications, or other consents from any Government, self-regulatory authority, or any other third party;

                  Proceeding means any claim, action, suit, mediation, arbitration, labor grievance, Government investigation, or other legal or administrative proceeding;

                  Purchase Price means the purchase price of the Assets established in Section 4; and

                  Rockford means Rockford Corporation, an Arizona corporation;

2.       PURCHASE AND SALE OF ASSETS; NO ASSUMPTION OF LIABILITIES.

         2.1 Purchase of Assets. At the Closing, Fosgate will convey to Rockford, and Rockford will purchase, all of Fosgate's right and interest in the Names and Goodwill free and clear of any Encumbrance through Fosgate. Rockford acknowledges that Fosgate makes no representation or warranty with respect to Fosgate's ownership of the Names and Goodwill.

         2.2 No Purchase of Other Assets. Other than the Assets, Rockford will not acquire any other asset of Fosgate. Rockford specifically acknowledges that it will not acquire any of Fosgate's cash, accounts receivable, or other assets other than the Names and Goodwill.

         2.3 No Assumption of Liabilities. Rockford will not assume any liability in connection with this Agreement.

         2.4 Right of Repurchase. If Rockford ceases using the Names and Goodwill for more than 2 years, and determines that it does not intend to use the Names and Goodwill thereafter, then Rockford shall offer to return the Names and Goodwill to Fosgate without charge to Fosgate. Any return of the Names and Goodwill to Fosgate will be made "as is" without any warranty.

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3.       CLOSING. The Closing will take place at 10:00 A.M., local time, on or before September 30, 2000, at the offices of Steptoe & Johnson LLP, Counsel for the Rockford, 40 North Central Avenue, 24th Floor, Phoenix, Arizona 85004, or at another agreed upon time and place.

4.       PURCHASE PRICE. Rockford will, in full payment for the Assets, pay to
         Fosgate:

         4.1 Initial Price. $(Confidential Information redacted and filed separately with the Commission.) payable by check at the Closing, with one-half payable to James and Norma Fosgate and one-half payable to Charles Wood.

         4.2 Royalty. A royalty for any product that Rockford sells after the Closing Date and within (Confidential Information redacted and filed separately with the Commission.) years after the Closing Date using the name "Fosgate-Audionics," "Audionics" or any other combination using a form of the name "Audionics" (for example, "Rockford-Fosgate-Audionics" or "Hafler Audionics").

                  (a) Payments. The royalty will be paid in the amount of (Confidential Information redacted and filed separately with the Commission.) % of Rockford's net sales of such products, with payments made quarterly within 30 days after the end of each quarter. One-half of the royalty is payable to Fosgate and one-half to Charles Wood. Net sales equals the net invoice price of products actually shipped to dealers, excluding freight and duties but including allowances for discounts, marketing and coop expenses, and returns.

                  (b) Exclusion. Fosgate acknowledges that Rockford is already the owner of the name "Rockford-Fosgate" and that no royalty is due on any product using the name "Rockford-Fosgate" or any variant or combination of names so long as the variant or combination does not include a form of the name "Audionics."

                  (c)     Right to Audit and Procedure.

                           (1) Once per year, Fosgate may arrange to have an independent accountant audit Rockford's records relating to the sale of Fosgate-Audionics and Audionics branded products to confirm that the required royalty has been paid. Rockford will provide reasonable access to these records.

                           (2) The auditor will report the results of its investigation to both Fosgate and Rockford. Rockford will have the right to dispute the auditor's findings by giving Fosgate notice within 60 days after Rockford receives them. If Rockford disputes the findings, Fosgate and Rockford will meet and attempt to resolve the dispute. If they are unable to do so, they will submit the matter to another independent auditor who is mutually acceptable to Fosgate and Rockford and the findings of this new auditor will be final.

                           (3) If the auditor finds a shortfall in royalty payments of more than 5%, then Rockford will reimburse the costs of the audit(s). If the shortfall is less than 5% or if there is an excess payment, then Fosgate will bear the costs of the audit(s).

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                           (4)      If the audit finds a shortfall in royalty
                                    payments, Rockford will pay the shortfall within 30 days after the final determination. If the audit finds excess royalties were paid, Rockford is entitled to offset the excess against future royalties until the excess is fully offset.

5. REPRESENTATIONS AND WARRANTIES BY FOSGATE. Fosgate represents and warrants to Rockford as follows:

         5.1 Ownership of Assets. Fosgate is conveying the Assets "as is" and makes no warranty as to Fosgate's title to or the condition of the Assets.

         5.2 No Knowledge of Encumbrances. Fosgate does not know of any assertion of an interest in or Encumbrance against the Assets through or authorized by Fosgate.

         5.3 Harman Agreements. The copies of the Agreement between Fosgate and Harman International, and of the letter signed by Harman International, (each relating to Harman's transfer of the Names and Goodwill to Fosgate) are true and correct copies of documents Fosgate received from Harman and Fosgate believes that they were signed by an authorized representative of Harman.

         5.4 Binding Effect. This Agreement, and each other document executed by Fosgate in connection with this Agreement, constitutes Fosgate's valid, binding, and enforceable obligation.

         5.5      Litigation.

                  (a) There is no Proceeding pending or, to Fosgate's knowledge, threatened; and

                  (b) There is no Order in effect or, to Fosgate's knowledge, threatened against, relating to or adversely affecting Fosgate, the Assets, or the transactions contemplated by this Agreement. Fosgate does not know any basis for such a Proceeding or Order.

         5.6 Bankruptcy Proceedings. Fosgate is not involved in any Proceeding by or against it (a) under the Bankruptcy Code, (b) under any other insolvency or debtors' relief Law, or (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official.

         5.7 No Employees. Fosgate does not have any employees whose activities are related to the Assets.

6. REPRESENTATIONS AND WARRANTIES BY ROCKFORD. Rockford represents and warrants to Fosgate as follows:

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         6.1      Organization and Authority. Rockford is a corporation duly organized, validly existing and in good standing under the laws of Arizona and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

         6.2 Binding Effect. This Agreement, and each document executed by Rockford in connection with this Agreement, constitutes the valid, binding, and enforceable obligation of Rockford.

         6.3 Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Rockford will not (with or without the giving of notice or the passage of time) conflict with, result in a default under, or result in the creation of any Encumbrance pursuant to, (a) Rockford's articles of incorporation or bylaws; or (b) any material Contract or Law to which Rockford is a party or by which it may be bound.

7. PRE-CLOSING COVENANTS. After the execution of this Agreement and before the Closing or termination of this Agreement:

         7.1      Consents and Approvals. Rockford and Fosgate will cooperate

                  (a) to obtain as expeditiously as possible all material Permits necessary to carry out the transactions contemplated by this Agreement; and

                  (b) to comply with all material Laws regulating or restricting the transactions contemplated by this Agreement.

         7.2 Approval of Certain Transactions. Fosgate will not, without Rockford's prior written approval, take or agree to take any of the following actions:

                  (a)      sell or otherwise dispose of any of the Assets;

                  (b)      incur any debt that encumbers the Assets; or

                  (c) enter into or terminate any material Contract related to the Assets.


         7.3 Asset Restrictions. Fosgate will take no action that would encumber or restrict the Assets or their sale or transfer.

         7.4 Confidentiality. A party may make a public announcement of the transactions contemplated in this Agreement only with the prior written consent of all other parties. A party will not unreasonably withhold consent if an announcement is required by applicable securities laws.

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8.       CONDITIONS TO ROCKFORD'S OBLIGATIONS. Rockford is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied on or before the Closing Date:

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Fosgate in Section 5 of this Agreement must be true and correct, in all material respects, both when made and on the Closing Date.

         8.2 Performance of Obligations and Delivery of Documents. Fosgate must have performed all covenants, agreements, and obligations required of them by this Agreement and must have delivered to Rockford all documents required to be delivered at or prior to the Closing.

9. CONDITIONS TO FOSGATE'S OBLIGATIONS. Fosgate is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied on or before the Closing Date:

         9.1 Accuracy of Representations and Warranties. The representations and warranties of Rockford in Section 6 of this Agreement must be true and correct, in all material respects, both when made and on the Closing Date.

         9.2 Performance of Obligations and Delivery of Documents. Rockford must have performed all covenants, agreements, and obligations required of it by this Agreement and must have delivered to Fosgate all documents required to be delivered at or prior to the Closing.

10.      OBLIGATIONS AT AND AFTER CLOSING.

         10.1     Fosgate Deliveries. At the Closing, Fosgate will deliver to
                  Rockford:

                  (a) a bill of sale duly executed by Fosgate for transfer of the Assets to Rockford or its nominees; and

                  (b) all documents required to be delivered to Rockford under this Agreement.

         10.2     Rockford Deliveries. At the Closing, Rockford will deliver to
                  Fosgate:

                  (a) the Initial Price of $(Confidential Information redacted and filed separately with the Commission.); and

                  (b) all documents required to be delivered to Fosgate under this Agreement.

         10.3 Additional Documents. At and after the Closing, each party will execute and deliver other documents and take further action, as any other party reasonably deems necessary, to carry out the transactions contemplated by this Agreement, to effectively and irrevocably transfer the Assets to Rockford, to confirm Rockford's title to the Assets, or to put Rockford in possession and operating control of the Assets.

11.      TERMINATION.

         11.1 Rights to Terminate. A party may terminate this Agreement at any time before the Closing:

                  (a)      by mutual written consent of Fosgate and Rockford;

                  (b) by written notice to the other parties if the Closing has not occurred on or before June 30, 2000; or

                  (c) by written notice to the other parties if (1) a material representation or warranty of the other party was or has become inaccurate or untrue or (2) the other party has failed to comply with or perform under this Agreement (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach).

         11.2 Effect of Termination. If this Agreement is terminated, no party will have any liability or further obligation unless the termination was a result of such party's (a) breach, (b) violation of its duties, obligations, representations, or warranties, or (c) fraud, bad faith, or willful misconduct. The Confidentiality Agreement will survive any termination and govern the parties' obligations with respect to Information and confidentiality.

12.      POST-CLOSING COVENANTS.

         12.1 Consulting Services. In connection with the development of its business relating to the Assets after the Closing, Rockford will have the right to call upon Jim Fosgate and Charles Wood to provide limited public relations services (as mutually agreed) relating to development of new products, and of a distribution network for new products, to be sold under the Names.

                  (a) For up to five years after the Closing, Jim Fosgate will make appearances at two mutually agreed trade shows, press conferences, and other events, without additional charge to Rockford other than the royalties due under this Agreement and expenses paid under (b) below.

                  (b) To the extent such services require travel or other expenses, Rockford will reimburse Jim Fosgate for reasonable expenses so long as Rockford approves the expenses in advance and is provided receipts.

         12.2 Limited Non-Compete. After the closing, Fosgate will not use the Names, or any confusingly similar name (including the name "Fosgate") in connection with any business or on any product that is related in any way to the Business. This restriction does not limit Fosgate's ability (a) to engage in the Business using names that are wholly distinct from the Names and from the name "Fosgate" or
                  (b) to use the name "Fosgate" in connection with the surround sound processes Fosgate has licensed to Dolby Laboratories.

         12.3 Endorsement. For five years after the Closing, Jim Fosgate will permit Rockford to use his name and likeness in advertising and promotion of products that use the Names, without compensation other than the Royalties payable under this Agreement.

13. NOTICES. Notices under this Agreement must be in writing. Notices are deemed given (a) when personally delivered, (b) when received by facsimile, electronic mail transmission or by overnight courier service, (c) on the fifth business day after mailing by first class registered mail, return receipt requested. Notices must be sent to the parties at the addresses stated on the signature page of this Agreement (or at any other address designated in a notice given by a party to change its address).

14.      CERTAIN COSTS.

         14.1 Costs of Proceedings. In any Proceeding arising under or related to this Agreement the prevailing party is entitled, in addition to other amounts it recovers, to have the other party pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with the Proceeding.

         14.2 Expenses. Each party is solely responsible for its own expenses relating to the preparation, execution, and consummation of this Agreement and the transactions contemplated by this Agreement.

         14.3 Broker's Fees. Each party is solely responsible for, and indemnifies the other against, obligations to any broker, finder or intermediary retained by it.

15.      MISCELLANEOUS.

         15.1 Integration and Amendment. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements or understandings among the parties, with respect to its subject matter. This Agreement may be amended only in a written agreement signed by all of the parties.

         15.2 Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the party giving the waiver. A waiver of a particular matter does not waive a subsequent or similar matter.

         15.3 Binding Effect. This Agreement is binding upon, and inures to the benefit of, each party and its successors and assigns.

         15.4 No Benefit to Others. This Agreement is solely for the benefit of the parties (and their successors and assigns) and does not confer any rights on any other persons except for Charles Wood.

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         15.5     Severability. The invalidity or unenforceability of any
                  provision of this Agreement does not affect the other provisions. This Agreement is to be construed in all respects as if it excluded any invalid or unenforceable provision.

         15.6 Construction and Headings. Whenever a singular word is used in this Agreement it also includes the plural if required by the context, and vice versa. Paragraph headings are for convenience only and do not define or limit the contents of a paragraph.

         15.7 Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute and deliver further documents as reasonably requested by any other party.

         15.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

         15.9 Governing Law. This Agreement is governed by the internal Laws of Arizona. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the federal and state courts of Maricopa County, Arizona.

16. EFFECTIVE DATE. This Agreement is executed and effective as of 9-21, 2000.

                                ROCKFORD CORPORATION, an Arizona corporation


                                By:  /s/ Gary Suttle
                                   --------------------------------------------
                                     President


                                By:  /s/ James M. Thomson
                                   --------------------------------------------
                                     Secretary

                                   Address: 546 South Rockford Drive,
                                     Tempe, Arizona  85281
                                     Attention:W. Gary Suttle, President
                                     Telephone  (480) 967-3565
                                     Facsimile  (480) 966-3639

                                FOSGATE

                                     /s James M. Fosgate
                                -----------------------------------------------
                                     James Fosgate

                                        /s/ Norma Fosgate
                                -----------------------------------------------
                                     Norma Fosgate

                                Address:
                                                 POB 564
                                                 Heber, UT 84032

                                        Telephone  (435)654-0248

                                        Facsimile  (435)654-0248

                                  Bill of Sale
                                       and
                               Conveyance of Names


            James and Norma Fosgate ("Fosgate") grant, sell, and convey to Rockford Corporation ("Rockford") all of their interest in the Names and Goodwill as defined in the Asset Purchase Agreement ("Agreement") between Fosgate and Rockford.

            The Names and Goodwill are transferred to Rockford "as is" and Fosgate makes no warranty as to Fosgate's title to or the condition of the Names and Goodwill, except for those warranties expressly set forth in the Agreement.

            Dated and Effective as of 9-20, 2000.


                                               FOSGATE

                                               /s/ James Fosgate
                                               -----------------------------
                                                   James Fosgate

                                               /s/ Norma Fosgate
                                               -----------------------------
                                                   Norma Fosgate




Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.